Exhibit 99.1

InVivo Therapeutics Announces $9 Million Registered Direct and Private Placement

Offerings, Priced At-the-Market Under Nasdaq Rules

CAMBRIDGE, Mass.--(BUSINESS WIRE)-- InVivo Therapeutics Holdings Corp. (Nasdaq: NVIV), a research and clinical-stage biomaterials and biotechnology company with a focus on the treatment of spinal cord injuries, today announced that it has entered into a definitive agreement with a single healthcare-focused institutional investor for the sale and issuance of 523,810 shares of the Company’s common stock (or pre-funded warrants in lieu thereof), in a registered direct offering priced at-the-market under Nasdaq rules. Concurrently with the registered direct offering, the Company entered into a definitive agreement with the investor in the registered direct offering for the sale and issuance of 1,190,476 shares of common stock (or pre-funded warrants in lieu thereof) in a private placement priced at-the-market under Nasdaq rules. In addition, the Company has agreed to issue to the investor in the offerings unregistered preferred investment options to purchase up to an aggregate of 1,714,286 shares of the Company’s common stock. The preferred investment options have an exercise price of $5.05 per share, will be immediately exercisable upon issuance, and will expire five and one-half (5.5) years from the date of issuance. The combined purchase price for one share of common stock (or pre-funded warrant in lieu thereof) and the associated preferred investment option is $5.25.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offerings.

The gross proceeds to the company from the offerings are expected to be approximately $9.0 million, before deducting placement agent fees and other offering expenses payable by the company. The company intends to use the net proceeds from the offerings primarily for working capital and general corporate purposes, which may include activities in furtherance of potential commercialization of its investigational Neuro-Spinal Scaffold device, such as regulatory submissions and manufacturing matters, as well as for business development purposes. The closing of the offerings is expected to occur on or about October 11, 2022, subject to the satisfaction of customary closing conditions.

The shares of common stock, pre-funded warrants and shares of common stock underlying the pre-funded warrants offered by the Company in the registered direct offering (but excluding the securities to be issued in the private placement and the preferred investment options and the shares of common stock underlying the preferred investment options) are being offered pursuant to a "shelf" registration statement on Form S-3 (File No. 333-234353) initially filed with the Securities and Exchange Commission (the "SEC") on October 28, 2019, and declared effective by the SEC on November 14, 2019. The offering of the common stock and pre-funded warrants in the registered direct offering is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov. and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The securities offered pursuant to the private placement, as well as the preferred investment options offered to the investor in the registered directed offering and the shares of common stock issuable thereunder, are being offered in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, those securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under a registration rights agreement with the investor, the Company has agreed to file a registration statement with the SEC covering the resale of the securities to be issued in the private placement and the shares of common stock underlying the preferred investment options to be issued in both offerings.

The company also has agreed that certain existing warrants to purchase up to an aggregate of 80,139 shares of common stock of the company that were previously issued to the investor, with an exercise price per share ranging from $20.00 to $68.75 and expiration dates ranging from March 10, 2025 to October 26, 2025, will be amended effective upon the closing of the offerings so that the amended warrants will have a reduced exercise price of $5.05 per share and will expire five and one-half years following the closing of the offerings.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries. The company was founded in 2005 with proprietary technology co-invented by Robert Langer, Sc.D., Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who then was at Boston Children’s Hospital and who now is affiliated with Massachusetts General Hospital. The publicly traded company is headquartered in Cambridge, MA. For more details, visit www.invivotherapeutics.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as “believe,” “anticipate,” “intend,” “estimate,” “will,” “may,” “should,” “expect” and similar expressions, and include statements regarding the satisfaction of the customary conditions to the closing of the registered direct offering and the private placement, the consummation of the offerings and the intended use of proceeds therefrom, the company’s expectation regarding the timing for the announcement of topline data and ability to serve the spinal cord injury patient population. Any forward-looking statements contained herein are based on current expectations and are subject to a number of risks and uncertainties. Factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to: market and other conditions, the company’s ability to obtain additional funding to support the ongoing clinical and potential commercialization program for the investigational Neuro-Spinal Scaffold™, the varied interpretation of clinical data, the timing, cost and expense of regulatory filings, the potential for regulatory authorities granting or delaying approval for our Neuro-Spinal Scaffold, and other risks associated with the company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies identified and described in more detail in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and in other filings that the company may make with the Securities and Exchange Commission in the future. The company does not undertake to update these forward-looking statements, except as required by law.

Contacts

Investors:

Bret Shapiro, Managing Partner

CORE IR

brets@coreir.com

(516) 222-2560

Media:

Tom Donovan

Ten Bridge Communications

tom@tenbridgecommunications.com

(857) 559-3397

Source: InVivo Therapeutics Holdings Corp.